UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2014

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry Into a Material Definitive Agreement

The information set forth under Item 5.02 of this Current Report on Form 8-K relating to the Korte Agreement (as defined below) and the Executive Employment Agreements (as defined below) is hereby incorporated into this Item 1.01 by reference.

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2014, Ronald S. Saks provided notice of his retirement and resignation as Chief Executive Officer and President of LMI Aerospace, Inc. (the “Company”), such resignation to be effective as of March 18, 2014. Mr. Saks has served as Chief Executive Officer of the Company for 30 years, taking the Company public and growing it into a well-respected industry leader. Mr. Saks will continue to provide strategic oversight and serve in an advisory capacity. On February 21, 2014, the Board of Directors of the Company (the “Board”) appointed Mr. Saks as the non-executive Chairman of the Board to replace Joseph Burstein, the current Chairman, effective March 18, 2014. Mr. Burstein will continue to serve as a director on the Board.

Also on February 21, 2014, on the recommendation of the Compensation Committee, the Board appointed Daniel J. Korte to succeed Mr. Saks as Chief Executive Officer and President of the Company effective March 18, 2014.

Mr. Korte, age 53, served as President of Defense Aerospace at Rolls-Royce from August 2009 to November 2012. At Rolls-Royce, Mr. Korte was responsible for the strategy and performance of the global defense business, a $4 billion business that encompassed operations in 17 countries and served 160 customers in 13 countries. Prior to joining Rolls-Royce, Mr. Korte was Vice President and General Manager for Global Strike Systems, a division of the Boeing Military Aircraft business. Mr. Korte began his career at McDonnell Douglas Corporation (now merged into Boeing) in 1985 as an electronics engineer and then held a series of increasingly senior positions, including V-22 Program Manager and Vice President- Supplier Management & Procurement. Mr. Korte holds an MBA from Lindenwood University and a Bachelor of Science degree in electrical engineering from Southern Illinois University at Carbondale. He is also a graduate of the Strategic Thinking and Management for Competitive Advantage Program at the University of Pennsylvania’s Wharton School of Business. Mr. Korte served on the board of directors for United Way of Greater St Louis and as a member of the board for the St. Louis University Masters of International Business program, and currently serves on the College of Engineering Industrial Advisory and Foundation boards at Southern Illinois University at Carbondale.

In connection with Mr. Korte’s commencement as Chief Executive Officer, the Compensation Committee intends to grant Mr. Korte, under the Company’s 2005 Long-Term Incentive Plan (the “Plan”): (a) a signing incentive consisting of restricted shares of common stock of the Company having an aggregate fair value of one-hundred twenty-five thousand dollars ($125,000) on the grant date, and (b) in accordance with the Company’s long-term incentive policy, restricted shares of common stock of the Company having an aggregate fair value of approximately three-hundred thirty-six thousand four hundred sixty dollars ($336,460) on the grant date.

There are no family relationships between Mr. Korte and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Mr. Korte that would require disclosure under Item 404(a) of Regulation S-K.

Korte Employment Agreement

On February 21, 2014, the Company entered into an employment agreement with Mr. Korte (the “Korte Agreement”). Pursuant to the terms of the Korte Agreement, Mr. Korte shall commence his employment with the

Company on March 10, 2014 as Chief Executive Officer-Elect, a non-executive position, and begin serving as Chief Executive Officer and President on March 18, 2014. The term of the Korte Agreement runs through December 31, 2016.

The Korte Agreement provides for a base salary of five hundred thousand dollars ($500,000) per year, to be reviewed annually by the Compensation Committee. Under the terms of the Korte Agreement, Mr. Korte will be eligible for an annual performance bonus of at least 42.5%, a target of 85% and a maximum 110% of his base salary, payable in cash or cash and shares of the Company’s stock. For fiscal years 2015 and 2016, Mr. Korte will be eligible for grants of restricted stock under the Plan in an amount having a targeted value of 85% of his base salary, and a maximum value of 110% of his base salary.

The Korte Agreement includes a claw back provision consistent with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Company’s Policy for Recoupment of Incentive Compensation.

The Korte Agreement may be terminated upon Mr. Korte giving no less than 30 days prior written notice to the Company, his death or permanent disability, by the Company for cause or by Mr. Korte for good reason. If such termination is due to the executive’s unsatisfactory performance or the cessation of the business of the Company, or is without cause or for good reason, Mr. Korte will be entitled to severance in an amount equal to twelve (12) months of his base salary. If a change in control of the Company results in the involuntary termination of Mr. Korte or Mr. Korte terminating his employment for good reason within nine (9) months following the change in control, Mr. Korte will be entitled to severance in an amount equal to two and one-half (2 ½) times his base salary plus any reasonably anticipated performance bonus prorated for that fiscal year. If Mr. Korte voluntarily terminates employment without good reason within ninety (90) days following a change in control, Mr. Korte will be entitled to severance in an amount equal to twelve (12) months of his base salary. Any severance will be paid in equal monthly installments commencing within forty-five (45) days after the termination and will be subject to Mr. Korte executing a release agreement.

The Korte Agreement also contains a confidentiality provision, a one (1) year non-compete/non-solicit provision and other provisions customarily found in employment agreements with executive officers.

The foregoing description of the Korte Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Executive Employment Agreements

The Company’s employment agreements with each of its executive officers expired as of January 1, 2014. Therefore, on February 25, 2014, the Company entered into new employment agreements with each of its executive officers: Michael J. Biffignani, Chief Information Officer (the “Biffignani Agreement”), Lawrence E. Dickinson, President-Valent Operations (the “Dickinson Agreement”), Robert T. Grah, Chief Operating Officer - Aerostructures Segment (the “Grah Agreement”), Richard L. Johnson, President of D3 Technologies, Inc. (the “Johnson Agreement”), Cynthia G. Maness, Vice President of Human Resources and Organizational Development (the “Maness Agreement”) and Clifford C. Stebe, Jr., Chief Financial Officer (the “Stebe Agreement”), and together with the Biffignani Agreement, the Dickinson Agreement, the Grah Agreement, the Johnson Agreement and the Maness Agreement, the “Executive Employment Agreements”).

Each Executive Employment Agreement has a three-year term, commencing on January 1, 2014 and expiring on December 31, 2016, except for the Johnson Agreement, which has a two-year term that expires on January 1, 2016. By its terms, each Executive Employment Agreement automatically renews for additional one-year periods unless not later than October 31 of any year, the executive or the Company gives written notice to the other party of their intention not to extend the term of their Executive Employment Agreement.

Each Executive Employment Agreement provides for a base salary as follows:

•	Michael J. Biffignani- $231,864, with 3% annual increases for the term of the agreement

•	Lawrence E. Dickinson- $328,000, with 3% annual increases for the term of the agreement

•	Robert T. Grah- $308,149, with 3% annual increases for the term of the agreement

•	Richard L. Johnson- $328,000, with 3% annual increases for the term of the agreement

•	Cynthia G. Maness- $241,424, with 3% annual increases for the term of the agreement

•	Clifford C. Stebe- $225,000, with 3% annual increases for the term of the agreement

Each Executive Employment Agreement also provides for an annual performance bonus, which will be earned as follows:

◦
5% of the executive’s base salary if the annual net operating income of the Company (as defined in each Executive Employment Agreement) as a whole exceeds 60% of its budgeted net annual operating income; and

◦
5% of the executive’s base salary if the annual net operating income of the Company (as defined in each Executive Employment Agreement) as a whole exceeds 100% of its budgeted net annual operating income; and

◦	A specified percentage of the annual consolidated net operating income of the Company if it exceeds 75% of its budgeted net annual operating income (as defined in each Executive Employment Agreement).

Each Executive Employment Agreement also includes a claw back provision consistent with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Company’s Policy for Recoupment of Incentive Compensation.

Each Executive Employment Agreement may be terminated by the executive upon such executive giving of no less than 30 days prior written notice to the Company, his or her death or permanent disability or by the Company for cause. If such termination is due to the executive’s unsatisfactory performance or the cessation of the business of the Company, the executive will be entitled to severance in an amount equal to six (6) months of base salary if the executive has less than five (5) years of service with the Company, or an amount equal to twelve (12) months of base salary if the executive has five (5) or more years of service with the Company, except for the Johnson Agreement and the Stebe Agreement which specify twelve (12) months of base salary, regardless of length of service. Pursuant to the terms of each Executive Employment Agreement, each executive will be entitled to severance if his or her employment is terminated in conjunction with a change in the control of the Company. If the change in control results in the involuntary termination of the executive or the executive terminating employment for good reason within nine (9) months following the change in control, the executive will be entitled to severance in an amount equal to two and one-half (2 ½) times the executive’s base salary plus any reasonably anticipated performance bonus prorated for that fiscal year. If the executive voluntarily terminates employment without good reason within ninety (90) days following a change in control, the executive will be entitled to severance in an amount equal to six (6) months of base salary if the executive has less than five (5) years of service with the Company, or an amount equal to twelve (12) months of base salary if the executive has five (5) or more years of service with the Company, except for the Johnson Agreement and the Stebe Agreement which specify twelve (12) months of base salary, regardless of length of service. Any severance will be paid in equal monthly installments commencing immediately after the termination.

Each Executive Employment Agreement also contains a confidentiality provision, a one (1) year non-compete/non-solicit provision and other provisions customarily found in employment agreements with executive officers.

The foregoing description of the Executive Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Executive Employment Agreements, which are attached hereto as Exhibits 10.2. 10.3, 10.4, 10.5, 10.6, and 10.7 and are incorporated herein by reference.

Section 7 - Regulation FD

Item 7.01 - Regulation FD Disclosure.

On February 26, 2014, the Company issued a press release announcing the retirement of Mr. Saks as Chief Executive Officer and President of the Company effective March 18, 2014, and the appointment of Mr. Korte to succeed Mr. Saks as Chief Executive Officer and President of the Company effective March 18, 2014. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly provided by specific reference in such filing

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 26, 2014

LMI AEROSPACE, INC.

By:	/s/ Ronald S. Saks
Ronald S. Saks
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement dated as of February 21, 2014 and effective as of March 10, 2014 between L.M.I. Aerospace, Inc. and Daniel J. Korte.
10.2	Employment Agreement dated as of February 25, 2014 between L.M.I. Aerospace, Inc. and Michael J. Biffignani.
10.3	Employment Agreement dated as of February 25, 2014 between L.M.I. Aerospace, Inc. and Lawrence E. Dickinson.
10.4	Employment Agreement dated as of February 25, 2014 between L.M.I. Aerospace, Inc. and Robert T. Grah.
10.5	Employment Agreement dated as of February 25, 2014 between L.M.I. Aerospace, Inc. and Richard L. Johnson.
10.6	Employment Agreement dated as of February 25, 2014 between L.M.I. Aerospace, Inc. and Cynthia G. Maness.
10.7	Employment Agreement dated as of February 25, 2014 between L.M.I. Aerospace, Inc. and Clifford C. Stebe, Jr.
99.1	Press Release issued by L.M.I. Aerospace, Inc. dated February 26, 2014.